ERVIN, COHEN & JESSUP LLP
                                 NINTH FLOOR
                           9401 WILSHIRE BOULEVARD
                    BEVERLY HILLS, CALIFORNIA 90212-2974
                        TELEPHONE: (310) 273-6333
                              FAX: (310) 859-2325

                               DECEMBER 29, 1997



Netter Digital Entertainment, Inc.
5125 Lankershim Boulevard
North Hollywood, California

     Re:	Form S-8 Registration Statement

Dear Gentlemen:

     We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") with respect to
(i) 600,000 shares of Common Stock of Netter Digital Entertainment, Inc., a Delaware corporation (the "Company"), reserved for issuance from time to time upon the exercise of stock options granted pursuant to the Company's 1997 Incentive Stock Option Plan (the "1997 Plan"), (ii) 350,000 shares of Common Stock of the Company reserved for issuance from time to time upon the exercise of stock options granted pursuant to the Company's 1997 Directors' Stock Option Plan (the "Directors' Plan"), and (iii) 150,000 shares of Common Stock of the Company reserved for issuance upon the exercise of stock options granted pursuant to that certain Stock Option Agreement, dated October 1, 1997, between the Company and Geoffrey Talbot (the "Consultant's Stock Option
Agreement). The foregoing shares of Common Stock are hereinafter referred to as the "Shares".

     We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. Based upon our examinations and inquiries, it is our opinion that the Shares have been duly authorized by the Board of Directors of the Company and, when issued in accordance with the terms of and against payment of the exercise prices provided for in, respectively, (i) the 1997 Plan and options granted pursuant thereto, (ii) the Directors' Plan and options granted pursuant thereto, or (iii) the Consultant's Stock Option Agreement, the Shares will be validly issued, fully paid and nonassessable.



     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     /s/ ERVIN, COHEN & JESSUP LLP

                                     ERVIN, COHEN & JESSUP LLP